RANDALL G. ROGG CPA
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                    260 LANSDOWNE AVENUE, CARLE PLACE, NY  11514  (516) 338-6884



March 19, 2001


UltraMed International Inc.
1580 Lemoine Avenue
Fort Lee, New York

Independent Auditor's Consent

We consent to the use in this Post-Effective Amendment to the Registration Statement of UltraMed International Inc. on Form SB-2 of our Independent Auditors' Report dated January 22, 2001, on the financial statements UltraMed International Inc. appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Randall G. Rogg
Certified Public Accountant


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